SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

ONCOSEC MEDICAL INCORPORATED
(Name of Registrant as Specified in Its Charter)

Alpha Holdings, Inc. Alpha Biolabs, Inc.
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐          Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Stocktwits:

1.	$ONCS If you want Alpha’s offer, you must vote AGAINST the China Grand Takeover on Alpha’s BLUE proxy card. DO NOT VOTE THE WHITE CARD.

If you have already voted on the WHITE card or on both cards, please contact Alpha’s proxy solicitors, Okapi Partners at (212) 297-0720, or your broker to make sure that your vote AGAINST the transaction on the BLUE card has been recorded. Please discard any WHITE card you receive from OncoSec as returning it will cancel any vote you have made on the BLUE card.

SEC Disclaimer: https://votenooncosec.com/stocktwits-disclaimer-2/

2.	$ONCS OncoSec has informed Alpha Holdings that the Special Meeting will be postponed until after February 5, 2020. Why has OncoSec not set a new meeting date and announced this news to stockholders?

SEC Disclaimer: https://votenooncosec.com/stocktwits-disclaimer/